EXHIBIT 99.2

AMIC - SMI CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”), dated as of October 8, 2013 (“Effective Date”), is entered into by and among Advanced Medical Isotope Corporation, a Delaware Corporation (“AMIC”) and Spivak Management Inc., a California corporation (“SMI”).  AMIC and SMI are sometimes referred to herein as the “Parties.”

WHEREAS, the Parties entered into that certain Memorandum of Agreement for Strategic Relationship dated August 19, 2011 (“MOA”) pursuant to which AMIC engaged SMI as a consultant and the Parties formed a joint venture (“Venture”), the implementation of which was subject to the execution of a further agreement with Mann Healthcare Partners Inc. (“MHP”); and

WHEREAS, pursuant to a termination agreement of even date herewith and conditioned hereon, the Parties and MHP are terminating the MOA, except only that the public announcement provisions (Section 14), indemnification provisions (Section 16.b and Section 12 of the Appendix) and limitations (Section 17 of the Appendix) shall remain in full force and effect and in connection therewith, SMI is waiving the sale of certain warrants and the payment of certain compensation thereunder; and

WHEREAS, AMIC acknowledges the full and satisfactory performance by SMI of all services requested by AMIC under the MOA, prior to the date of the MOA and otherwise.

NOW THEREFORE, the Parties hereto hereby agree as follows and incorporate the recitals hereto into this Agreement:

1.           Position and Term:

1.1           During the Term, AMIC engages SMI as its Senior Advisor to provide the following non-exclusive business consulting services to the chief executive officer (“CEO”) and board of directors (“Board”) of AMIC:  (1) strategic advice, (2) deal-specific advice and assistance and (3) if requested by the CEO, subject to the Board having the insurance described below, Kenin M. Spivak (“Spivak”) will serve as a board member unless he good faith believes that such service would be impractical or unwise.  If requested to do so by the CEO or Board, SMI may supervise and direct other consultants and counsel with respect to matters for which it provides advice.  The parties acknowledge that SMI may provide similar services to others, including competitors and that AMIC may engage other consultants to provide services similar to those provided by SMI.  Where feasible, based upon his availability, SMI’s higher-end services will be provided by Spivak.  SMI will take directions only from the CEO and the chairman of the Board, if that is a different individual.

1.2           During the Term, Company shall use best efforts to nominate and elect Spivak to its board of directors, executive committee of its board of directors (if any) and as the sole vice chairman of its board of directors.  Spivak agrees to serve in such capacities, provided that, in Spivak’s judgment, the Company has adequate directors and officers liability insurance, adequate Side A insurance and such service is not otherwise impractical or unwise.

1.3           “Term” means the period that begins on the Effective Date and continues through December 31, 2018 (the “Normal End Date”), unless otherwise terminated in accordance with Section 4 hereof or extended by written mutual agreement of the parties hereto.  The Parties acknowledge that prior to the Term, SMI provided substantial services to AMIC which is being compensated for hereby.

2.           Compensation:

2.1           Fees, Regular Bonuses and Options:  During each year of the Term, AMIC will pay to SMI cash compensation equal to one-third of the cash, stock and any other compensation paid to highest compensated AMIC officer (the “Key Officer”) with respect to that year, payable when paid to or for the Key Officer (whether during or after the Term) and however denominated, including base, catch-up, change-in-control, bonus or otherwise, excluding only stock options granted prior to April 1, 2013.  The terms, conditions and vesting schedule of any options hereafter granted to SMI will be identical to the grants to the Key Officer giving rise to that grant (except that the number of options will be one-third of the number of options granted to the Key Officer), provided that: (i) options vesting after the Term will not vest, unless accelerated pursuant to the Key Officer’s agreements with AMIC or as described herein and (ii) options granted to the Key Officer that do not vest because the Key Officer ceases employment in the applicable capacities with AMIC will nonetheless vest hereunder if the Term remains in effect on the date the Key Officer’s options would have vested had he continued to be employed by AMIC in the capacity giving rise to the options.

2.2           Signing Bonus:  After AMIC secures additional financing of at least two million dollars ($2,000,000), AMIC will pay SMI a signing bonus of fifty thousand dollars ($50,000) in one or more installments as mutually agreed, but not over a period to exceed to six months.

2.3           Warrants:  AMIC hereby sells to Spivak seven million forty-six thousand six hundred sixty-six (7,046,666) warrants (the “Warrants”).  Three million (3,000,000) Warrants will be subject to forfeiture as described below.

i.      AMIC will be entitled to a purchase price of one-tenth of one cent per Warrant (total of $7,047).  The Parties acknowledge that $3,000 thereof is deemed paid by SMI by reason of SMI’s previous expenditure of $3,000 of unreimbursed business expenses for AMIC’s benefit.  The balance of $3,047 will be deducted from twenty percent (20%) of the cash compensation paid to SMI by AMIC pursuant to Section 2.1.  There will be no refund of the purchase price or compensation if Warrants are forfeited as described below.

ii.      Except for assignments to affiliates (including inter vivos trusts or other entities formed for estate planning purposes), spouses or by inheritance or intestacy, the Warrants are not assignable.

iii.      The initial exercise price of the Warrants will be ten cents ($.10) per share (which is in excess of the price as of the date on which this Agreement is being executed), adjusted proportionately for stock splits, stock dividends, stock combinations and other similar recapitalization transactions from and after the Effective Date.  The Warrants will have customary weighted average anti-dilution protection, based on a weighted 30-day moving average, for issuances below market and will have a full-ratchet anti-dilution protection for issuances below the then-applicable exercise price.

iv.      The Warrants may be exercised by the holder at any time from time-to-time for a period ending on December 31, 2020.  At the holder’s election, exercise (including mandatory exercise) will be for cash or cashless.

v.      Commencing on January 1, 2015, AMIC will have the right to require exercise if the closing price of AMC’s common stock closes at seventy five cents ($.75) per share, or more, adjusted proportionately for stock splits, stock dividends, stock combinations and other similar recapitalization transactions for thirty (30) consecutive trading days on a recognized public market.

vi.      Warrants will be forfeited as follows: (1) three million (3,000,000) Warrants will be canceled if the Term is terminated by AMIC for SMI’s Uncured Cause or if SMI terminates the Term, without cause, with effect prior to January 1, 2014; (2) one million five hundred thousand (1,500,000) Warrants will be forfeited if the Term is terminated by AMIC for SMI’s Uncured Cause or if SMI terminates the Term, without cause, with effect on or after January 1, 2014, but prior to October 1, 2014; and (3) five hundred thousand (500,000) Warrants will be forfeited if the Term is terminated by AMIC for SMI’s Uncured Cause or if SMI terminates the Term, without cause, with effect on or after October 1, 2014, but prior to April 1, 2015.

vii.      If AMIC requires a Warrant exercise, or if the Term is terminated by AMIC, without SMI’s Uncured Cause, or if the Term is terminated by SMI by reason of AMIC’s Uncured Cause or by reason of James C. Katzaroff (“Katzaroff”) ceasing to be CEO of AMIC, there will be no Warrant cancellations and the Warrant cancellation provision will be deemed deleted from this Agreement.

viii.     With respect to the shares issued upon exercise of the Warrants, SMI and its designee will have the most favorable demand and piggyback registration rights heretofore or hereafter granted to any other holder of AMIC securities.  Upon request, AMIC will provide to SMI the details of such rights.

ix.      This Agreement constitutes the Warrant sale agreement to SMI and no further agreement is required.

3.           Benefits:

3.1           Regular Business Expenses:  During the Term, AMIC shall reimburse SMI for all business expenses, including first class travel, automobile (at the rate established by the Internal Revenue Service for tax deductions related to mileage), mobile phone and parking.  AMIC will reimburse SMI’s attorney's fees and costs for negotiating and documenting this Agreement, and/or pertaining to other legal matters regarding SMI’s engagement by AMIC.  SMI shall maintain reasonable business records regarding such expenses and shall make those records available to AMIC.  For accounting convenience, SMI may make good faith allocations which will be binding upon AMIC, absent proof that such allocations are unreasonable.  Travel paid for by AMIC will be economy class, except for flights more than four hours will be business class.  Travel paid for by AMIC for international travel shall be business or first class and in no event less than the class of travel provided to any other individual by AMIC.  Travel in multiple flight segments will be aggregated for purposes of the foregoing rules (thus, two segments aggregating six hours are each deemed to be travel of more than four hours).  During any period SMI or its affiliates maintain an apartment in New York City, if Spivak travels to New York City, in lieu of reimbursement for a hotel, Spivak will receive a per diem of $400 per night.

3.2           Tax Equalization Payment:  With respect to all taxable payments of cash compensation under Section 2.1 of this Agreement, AMIC shall pay to SMI a sum equal to the employer’s share of social security, worker’s compensation, Medicare and similar payments that would be paid by AMIC if Spivak was an individual directly employed by AMIC, plus an additional sum equal to ten percent (10%) of the foregoing amounts in order to reimburse these items on an estimated grossed-up basis.

3.3           Form of Payment:  All amounts payable to SMI will be paid by wire transfer to the account designated in writing from time to time by SMI.  Unless and until changed, the wire transfer instructions are as follows: Wells Fargo Bank, Routing #: 121-000-248, Spivak Management Inc., Account #: 0488-213646.  If any payment is not received by SMI within fifteen (15) days after it is due, it will be considered a breach.  In addition to SMI’s other remedies, AMIC shall pay to SMI interest on the outstanding and unpaid amount, from the date due until paid at the rate of 1-1/2% per month and any courtesy discounts that might be granted in any invoice will be revoked.  AMIC waives any right of set-off with respect to any payments due to SMI, except as expressly provided for in this Agreement.

3.4           General Policies:  In the event any dispute or disagreement arises with respect to the payment to SMI of the sums due under this Agreement, all disputed sums shall be immediately placed in an interest bearing escrow account pending resolution of said dispute, and, absent final written resolution of the dispute, shall not under any circumstances be withdrawn therefrom.  Any sums due pursuant to this Agreement that are not in dispute shall not be escrowed, but shall be paid to SMI by AMIC when due.  AMIC’s general rules and policies, as evidenced by its employee handbook, or otherwise, are not applicable to SMI.

4.           Termination of the Term:

4.1           Termination by SMI:  SMI may terminate the Term: (i) without cause at any time, (ii) if Katzaroff ceases to be CEO of AMIC and (iii) at any time there exists an event of AMIC’s Uncured Cause, in each instance by transmitting a written termination notice to the CEO and chairman of the Board setting forth the basis for the termination.  The termination will be effective on the date designated by SMI in such notice.  Spivak’s determination not to serve on the board of directors is a not a termination of the Term.  Spivak may resign from the board at any time without financial implication hereunder.

4.2           Termination by AMIC:  AMIC may not terminate the Term or deprive SMI of all or any of the SMI perquisites, except only as follows and any other purported termination of the Term is a material breach of this Agreement:  (i) if Spivak dies, (ii) during a period of Spivak’s Extended Disability timely declared by the Board, or (ii) during SMI’s Uncured Cause timely declared by the Board.  The termination will be effective on the date designated by the Board in such notice.  If SMI contests the basis for such termination, the termination will be delayed until a determination by the arbitrator favorable to AMIC, provided that during that period by a unanimous vote of the Board, AMIC may suspend SMI’s services and payments to SMI hereunder during the pendency of the arbitration.

5.           Effect of Termination:

5.1           Regardless of the basis for termination of the Term and regardless of the party terminating the Term:

i.                  Promptly thereafter, SMI shall be reimbursed for all accrued and unpaid expenses, compensation and Benefits through the date of termination;

ii.                 The parties’ rights and obligations under Sections 6 through 7.7 will continue in perpetuity;

iii.                 Neither SMI nor Spivak shall have any obligation to mitigate, nor shall AMIC have any right of setoff; and

iv.                 Except for a termination by AMIC for Uncured Cause or a termination by SMI without cause: (i) at any time and from time-to-time during the remaining term of any stock options held by SMI and/or Spivak, the applicable Person or Spivak’s estate may “put” all or any such stock options to AMIC for the Deemed Fair Market Value of the options put to AMIC; and (ii) at any time and from time-to-time within five (5) years after the termination date, the applicable Person or Spivak’s estate may put any Common Stock or Warrants held by SMI and/or Spivak to AMIC for the Deemed Fair Market Value thereof.  If SMI, Spivak or Spivak’s estate puts any stock, Warrants or options to AMIC, AMIC shall pay the Deemed Fair Market Value thereof within sixty (60) days after the exercise of the put, provided that if the Deemed Fair Market Value is not determined until a later date, AMIC shall within sixty (60) days pay the amount it asserts to be the Deemed Fair Market Value thereof and AMIC shall pay the balance, if any, within five (5) days after a determination is made that the Deemed Fair Market Value exceeds AMIC’s position with respect thereto.  If the Deemed Fair Market Value is determined to exceed the value placed thereon by AMIC, AMIC shall pay interest on the difference from the date sixty (60) days after the exercise of the put to the date on which the balance is paid at the lower of the highest rate permitted by law or the rate of eight-tenths of one percent (0.8%) per month.

5.2           If (i) SMI terminates the Term without cause, or (ii) AMIC timely terminates the Term during and for SMI’s Uncured Cause: SMI’s compensation and Spivak’s rights with respect to the grant, vesting and exercise of options under Section 2.1 and Benefits under Section 3 will cease accruing upon the effectiveness of the termination of the Term.

5.3           If AMIC timely terminates the Term for Spivak’s death or Extended Disability: SMI’s compensation and Spivak’s rights with respect to the grant, vesting and exercise of options under Section 2.1 and Benefits under Section 3 will continue until the first to occur of the Normal End Date or 24 months after the effectiveness of the termination of the Term.

5.4           If SMI terminates the Term for AMIC’s Uncured Cause: (i) all options granted to SMI or Spivak will immediately vest and will remain exercisable for the balance of their initial terms, (ii) all forfeiture provisions pertaining to the Warrants will be void, (iii) any contract restrictions imposed on any equity securities held, or thereafter acquired, by SMI or Spivak will cease and (iv) upon such termination, AMIC shall pay all compensation and Benefits that would have accrued pursuant to Section 2.1 and Section 3 through the Normal End  Date based upon the expected compensation payable to the CEO with respect to that period, presuming the CEO remained employed through that date.  If the actual compensation paid to the CEO with respect to that period is greater than the amount used to compute the payments to SMI at termination of the Term, the additional amount will be paid to SMI within thirty (30) days after the corresponding additional compensation is paid to the CEO.

5.5           Neither SMI nor Spivak shall have any obligation to mitigate any damages arising from any breach of this Agreement or other act or inaction by AMIC and in the event of any mitigation, AMIC shall in no event be entitled to any set-off or recoupment.

6.           Disclosure of Information:

6.1           SMI and Spivak recognize and acknowledge that AMIC's confidential and proprietary information, as may exist from time to time, is a valuable, special and unique asset of AMIC's business, access to and knowledge of which are essential to the performance of the duties of SMI hereunder.  SMI and Spivak shall not disclose such confidential or proprietary information to any third party, except consistent with the performance of SMI’s duties hereunder, to enforce SMI’s or Spivak’s rights hereunder, to SMI’s and Spivak’s professional advisors, or as required by Court order. Confidential Information does not include any information that (i) was publicly known and made generally available in the public domain prior to the time of disclosure by AMIC; (ii) becomes publicly known and made generally available after disclosure by AMIC; (iii) is already in the possession of SMI or Spivak at the time of disclosure by AMIC; or (iv) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body.

6.2           SMI shall have the same protections set forth above from AMIC, its directors, offices and other agents with respect to SMI’s confidential information.

6.3           No press release shall be issued by or on behalf of AMIC concerning SMI or its personnel, without SMI's prior written approval.  In any press releases or other communications issued or created concerning this Agreement, the parties’ working relationship or transactions or events to which SMI makes a material contribution, suitable credit and quotes will be included for SMI and Spivak.

7.           Indemnification:

7.1           Indemnification Obligations:  Each of AMIC and every affiliate thereof jointly and severally (collectively, the “Indemnitors”) hereby indemnifies SMI, Spivak and their respective current, former and future shareholders, creditors, directors, officers, employees, consultants, business partners and each of their respective agents, attorneys, representatives and affiliates and each of their respective spouses, successors and assigns (the “Indemnified Parties”) to the fullest extent permitted by law, including from and against any cost, loss, claim, expense, fee, interest, judgment, penalty, additional tax or damages as may be assessed upon or incurred by the Indemnified Parties (including the fees, costs and disbursements of the Indemnified Parties' counsel and experts) (collectively, “Damages”) in connection with the investigation, defense, settlement or loss of any threatened or pending civil, criminal, administrative, investigative or other claim, action or proceeding (each a “Proceeding”) arising out of or relating to AMIC or any affiliate thereof, any Indemnified Party’s relationship with AMIC or any affiliate thereof, or this Agreement and whether or not such Indemnified Party is a formal party to such proceeding including, claims brought directly or derivatively and including claims in the United States or any foreign jurisdiction for any tax payments or return position taken by the Indemnified Parties based upon the direction of AMIC or any Person retained by AMIC.  With respect to any indemnification owed to the Indemnified Parties, AMIC will make additional cash payments to the Indemnified Party, such that, on an after-tax basis, that Person is made whole  At AMIC’s sole cost, SMI shall have the sole right to control any such defense with respect to any Indemnified Party.

7.2           Indemnification Payments:  Subject to legal limitations, the Indemnitors will reimburse promptly on a monthly basis any costs incurred by an Indemnified Party that is covered by this indemnification, upon receipt of an invoice with supporting documentation therefor.

7.3           Reimbursement of Sums Paid:  Notwithstanding the foregoing, SMI shall reimburse amounts advanced by any Indemnitor that are properly allocable to: (i) claims resulting from SMI's material breach of its material obligations under this Agreement, as established by a final non-appealable judgment by a court of competent jurisdiction, or (ii) claims arising from an Indemnified Party’s failure to disclose information relating to a conflict of interest which is required to be disclosed as a related-party transaction under the securities laws or corporate laws of the United States and Washington by SMI or Spivak, as established by a final non-appealable judgment by a court of competent jurisdiction.

7.4           Contribution in lieu of Indemnification:  If for any reason other than in accordance with this Agreement, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Indemnitors will contribute to the amount paid or payable as a result of such Damages in such proportion as is appropriate to reflect the relative benefits to the Indemnitors on the one hand and the Indemnified Parties on this other or, if the foregoing allocation is not permitted by applicable law, then not only such relative benefits but also the relative faults of such parties as well as any relevant equitable considerations shall be used to determine the appropriate contributions.

7.5           Compromise of a Claim by an Indemnified Party:  Without AMIC’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned, no Indemnified Party shall settle or compromise any Proceeding for which indemnification or contribution may be sought hereunder unless such settlement or compromise (i) includes an unconditional release of AMIC from all liability arising out of such Proceeding and (ii) does not contain any factual or legal admission by AMIC or any adverse statement by AMIC with respect to the character, professionalism, expertise or reputation of AMIC or any action or inaction of AMIC.  Notwithstanding the foregoing sentence, if at any time an Indemnified Party requests that the Indemnitors make a reimbursement for fees and expenses as provided in the Agreement, the Indemnitors shall be liable for any settlement of any Proceeding effected without their prior written consent if (i) such settlement is entered into more than 30 days after receipt by Indemnitors of the requests for reimbursement, (ii) no Indemnitor has reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement; and (iii) such reimbursement request was proper in form and substance.

7.6           Compromise of a Claim by the Indemnitors:  The Indemnitors agree not to enter into any waiver, release or settlement of any proceeding (whether or not the Indemnified Parties or any other Indemnified Party is a formal party to such Proceeding) in respect of which indemnification may be sought hereunder without the prior written consent of the Indemnified Parties (which consent will not be unreasonably withheld or delayed), unless such waiver, release or settlement (i) includes an unconditional release of the Indemnified Parties and each Indemnified Party from all liability arising out of such proceeding and (ii) does not contain any factual or legal admission by or relating to any Indemnified Party or any adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

7.7           Insurance Requirements:  Without limiting its other obligations hereunder, AMIC shall: (i) obtain directors’ and officers’ liability and errors and omissions insurance with the smallest deductible available and with coverage limits of at least five million dollars ($5,000,000), unless such coverage cannot be obtained, in which event AMIC shall obtain the maximum coverage available with a deductible in no event larger than two hundred fifty thousand dollars ($250,000); (ii) obtain Side A insurance in amounts and on terms reasonably acceptable to SMI, and (iii) name SMI and Spivak as insureds on all directors and officers, errors and omissions and similar insurance policies maintained now or in the future by AMIC and its affiliates.  The foregoing insurance will be obtained by AMIC until the tenth anniversary of the last day on which SMI or Spivak renders any services for AMIC (whether under this Agreement, or otherwise) and SMI and Spivak shall be named as insureds on all such policies until said date.  SMI and Spivak shall be named as insureds thereunder in their capacities as an advisor and if Spivak serves on the board, also in that capacity.

8.     Certain Definitions and Rules of Construction:

8.1           The following definitions apply to this Agreement:

“Cause” means:

(1)
With respect to SMI: (a) the willful and persistent breach by SMI or Spivak of a material obligation to AMIC, other than due to injury, illness, death, duress, or a breach of this Agreement by AMIC; or (b) Spivak’s conviction of a felony, and (c) in either such event, a Supermajority Vote of the Board declares the foregoing facts to exist and to constitute cause during the time such facts are in existence; and

(2)
With respect to AMIC:  (a) the willful and persistent breach by AMIC of a material obligation to Spivak, it being acknowledged that, without limitation, the compensation and reporting requirements hereof are material; or (b) an improper termination of the Term.

(3)
A breach of this Agreement shall be deemed to be material if, without limitation, such breach: (i) involves, or is reasonably likely to involve, individually or in the aggregate with other existing breaches, damage to AMIC in excess of fifty thousand dollars ($50,000); and/or (ii) impairs SMI’s compensation or reporting perquisites; and/or (iii) is reasonably likely to increase the risk of Spivak and/or SMI being sued by any third Person.

“Deemed Fair Market Value” means:

(1)
Prior to a public offering of Common Stock, the value determined by the mutual agreement of SMI and AMIC, or if no agreement is reached, then the value as determined by expedited binding arbitration in the city in which Spivak then lives, pursuant to the rules of the American Arbitration Association.  AMIC shall pay all costs of the arbitration.  The arbitrators will be instructed: (i) to value AMIC as it would be valued by a willing strategic purchaser; (ii) to assume that as of the valuation date all convertible preferred stock is converted to Common Stock, any other convertible securities or debt is converted into Common Stock, all in-the-money options and warrants are exercised and all out-of-the money options and warrants are disregarded, and (iii) AMIC and each share of stock is valued without any discounts for marketability, illiquidity or minority interest.

(2)	After a public offering of a class of securities, the average closing price of that class of securities on its principal market for the twenty (20) trading days preceding the date of computation.

(3)
After a public offering of another class of securities and before any public offering of the relevant class of securities, the relevant class of securities will be valued on an “as-converted basis” equal to the closing price of the publicly traded class of securities on its principal market for the twenty (20) trading days preceding the date of computation.

(2)
With respect to a stock option granted to SMI or Spivak, the Deemed Fair Market Value of the option will be the Deemed Fair Market Value of the relevant security, less the exercise price of the applicable stock option on that date.

“Disability” means a physical or mental incapacity which prevents Spivak from discharging his material obligations to AMIC, as determined by a Supermajority Vote of the Board.

“Extended Disability” means a Disability which has not ended and which has existed for not less than nine (9) consecutive months as declared by a Supermajority Vote of the Board after the nine (9) month period and prior to the time a Disability ends.

"Person" means any natural individual, legal person, firm, corporation, limited liability company, limited partnership, association, charity, government department, agency, unit or other entity, or any other group or entity.

“Supermajority Vote” means a vote by that percentage of the members of the Board required to take a particular action in accordance with the AMIC By-Laws.

“Uncured Cause” means the applicable party’s failure (other than due to injury, illness, death, duress, or a material breach of this Agreement by the other party hereto) to correct a Cause within thirty (30) days after its receipt of a written notice specifying the Cause in reasonable detail and explaining the cure for the Cause, provided that any notice to SMI shall be approved by a Supermajority Vote of the Board.

8.2           The following rules of construction apply to this Agreement:

a.           Unless the context otherwise requires, (i) all references to Sections are to sections contained in this Agreement, (ii) any accounting term used in this Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (iv) the use of the word “including” shall be by way of example rather than limitation.

b.           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.     Excess Parachute Taxes:  In the event it shall be determined that any payments, distributions, or benefits of any type by AMIC or any of its Affiliates to or for the benefit of SMI and/or Spivak would be subject to any excise tax imposed by any Section, including but not limited to, Sections 409A, 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties and any equivalent taxes, interest and penalties payable to any other taxing authority, are collectively referred to as the “Excise Tax”), then SMI and/or Spivak shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by SMI and/or Spivak of all taxes (including additional Excise Taxes) imposed upon the Gross-Up Payment, SMI and/or Spivak retains an amount of the Gross-Up Payment equal to the Excise Tax.

10.           Arbitration:  The parties hereto consent to the exclusive jurisdiction of all state and federal courts located in Los Angeles County, California, as well as to the jurisdiction of all courts of which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this Agreement or that otherwise arise out of the parties’ relationship provided for in this Agreement.  Each party hereby expressly waives (i) any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than the courts described above, and covenants that it will not seek in any manner to resolve any dispute other than as set forth in this paragraph, and (ii) any and all objections either may have to venue, including without limitation the inconvenience of such forum, in any of such courts.  In addition, each of the parties consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with this Agreement.  The court may award attorneys fees to the successful party and may award exemplary or punitive damages as well.

11.           Notices:  Except as required herein, all notices and other communications to a Party under this Agreement shall be given in writing to the Party at its address or email address set forth below.  Each notice or other communication shall be effective (1) if delivered in person, when so delivered, (2) if given by registered or certified (or comparable) mail, return receipt requested, seven (7) Business Days after deposit in the mail with postage prepaid, (3) if sent by internationally recognized overnight air courier (including DHL and Federal Express), on the second Business Day after delivery to an overnight air courier service, carriage prepaid, or (4) if given by email (in PDF attachment format to an email), on the first Business Day (at the location of the recipient) after the date of successful transmission by email if the Party sending the notice has received electronic confirmation of successful transmission.  Without limiting the foregoing, if notice is given by email, a copy of such notice shall be concurrently be sent by one of the other means permitted in clauses (1) to (3) of this section, with the time of effectiveness of such notice being based solely on such electronic facsimile or electronic mail transmission.  A Party may change its notice information by notice set pursuant to this section.

To SMI:

Spivak Management Inc.
Attn:  Kenin M. Spivak
1048 Santa Monica Blvd, Suite 1048
Beverly Hills, California 90210
Fax:           + 1.424.234.5188
Email:  kspivak@SMImanagement.com

To AMIC:

Advanced Medical Isotope Corporation
Attention:  James Katzaroff
6208 W. Okanogan Ave.
Kennewick, Wa. 99336
Fax:  +1 (509) 736-4007
Email:  jkatzaroff@isotopeworld.com

12.           No Waiver:

12.1           No failure or delay on the part of either party in exercising any right, power or privilege under this Agreement and no course of dealing between the parties shall operate as a waiver of any such right, power or privilege.  No single or partial exercise on the part of either party of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  This Agreement may not be changed, waived, modified or discharged except in writing signed by both parties hereto.

12.2.           AMIC’s obligations pursuant to Sections 7 through 9 will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the parties.  The provisions of Sections 7 through 9 will survive the modification or termination of this Agreement.  No breach of this Agreement by SMI, nor breach of any other agreement among AMIC, SMI and Spivak shall excuse or relieve AMIC from the full performance of its obligations under Sections 7 through 9.

13.           Assignment:  The rights and obligations of AMIC and SMI hereunder may not be assigned (directly, indirectly, by operation of law, or otherwise) without the prior written consent of the other party.  The parties do not intend to confer any right or remedies upon any third Person and their performance hereunder is not guaranteed by any third Person, provided that Spivak is an intended third party beneficiary of this Agreement.

14.           Governing Law:  Any controversy or claim arising out of or relating in any way to this Agreement, or the breach hereof, shall be resolved in accordance with the substantive laws of the State of Washington, without regard to its choice of law principles.  Jurisdiction and venue for any action will be in the city in which SMI is then headquartered, or King County, Washington, at SMI’s election.

15.           Enforcement Expense: In the event legal action is instituted by either party, the prevailing party in any legal action arising under or relating to this Agreement shall be entitled to recover costs and expenses, including reasonable attorney’s fees, accounting fees and expert witness fees and associated costs.  Without limiting the foregoing, any party may recover its reasonable attorney’s fees and costs in connection with its representation as an unsecured creditor or otherwise in connection with this contract, in any bankruptcy proceeding.

16.           Warranties; Agreement Complete: Except as expressly set forth herein, no Person has made any representation or warranty to AMIC to induce it to enter into or perform according to the requirements of this Agreement.  AMIC represents and warrants that in entering into and performing under this Agreement, it is not relying upon any written or oral representations, inducements or statements, other than as expressly set forth in this Agreement.  This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof.  Any previous or contemporaneous written or oral agreements, understandings, statements and negotiations among the parties with respect to the Subject Matter hereof is superseded by this Agreement.

17.           Limitation of Liability:  In no event will SMI or an affiliate thereof be liable to AMIC or any current, former or future affiliate thereof for: (1) costs of substitute goods, (2) any special, consequential, incidental or indirect damages, or (3) loss of use, opportunity, market potential, goodwill and/or profit on any theory (contract, tort, from third Person claims or otherwise).  Under no circumstances will any shareholder, partner, member, manager, director, officer, representative, affiliate, employee or agent of SMI have any financial or other responsibility for any liability or obligation of SMI (whether on a theory of alter ego, piercing the corporate veil, or otherwise).  No Person is guaranteeing the performance by SMI hereunder or is liable for the performance of SMI hereunder.  If any third Person fails for any reason whatsoever to comply with its representations, warranties, covenants and/or obligations to AMIC, SMI shall not be liable as a result thereof.  In no event shall SMI be liable to AMIC for an amount in excess of the compensation paid to SMI by AMIC hereunder.

18.           Headings Descriptive:  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

19.           Counterparts and Signature Validity: This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one Agreement that is binding on all Parties, notwithstanding that all Parties are not signatories to the original or the same counterpart.  Facsimile and PDF signatures shall be acceptable as if original signatures had been exchanged.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the date indicated above.

Advanced Medical Isotope Corporation:		Spivak Management Inc:

By:	/s/ James C. Katzaroff	By:	/s/ Kenin M. Spivak
	James Katzaroff, CEO		Kenin M. Spivak CEO

I guarantee my performance by my obligations as a director of AMIC and pursuant to the confidentiality provisions of the foregoing Agreement.

	By:	/s/ Kenin M. Spivak
Date: as of 10/8/2013		Kenin M. Spivak CEO